Exhibit 23.1



                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                       August 4, 2003


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of August 4, 2003 accompanying the audited financial statements of C&D Production Inc. formerly known as Huile' Oil & Gas, Inc., as of June 30, 2003 and December 31, 2002, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE



Kyle L. Tingle, CPA, LLC


P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702)
436-4218, e-mail: Ktingle@worldnet.att.net